                                                                      Exhibit 21

                          LIST OF SUBSIDIARY COMPANIES



                                                                                        State of Incorporation
                                                                                        ----------------------
Cardinal Indemnity Company of North America                                                      Vermont
Roy F. Weston (Delaware), Inc.                                                                   Delaware
Weston International Holdings, Inc. (d/b/a Weston International)                                 Delaware
Roy F. Weston of New York, Inc.                                                                  New York
Roy F. Weston (IPR), Inc.                                                                        Delaware

                                       21